UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ROCKLEY PHOTONICS HOLDINGS LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Rockley Photonics Holdings Limited

3rd Floor 1 Ashley Road

Altrincham, Cheshire

United Kingdom, WA14 2DT

+44 (0) 1865 292017

November 21, 2022

Dear Shareholder:

You are cordially invited to attend an Extraordinary General Meeting of Shareholders of Rockley Photonics Holdings Limited, which will be held at 11:00 A.M. Pacific Time (US), on Tuesday, December 27, 2022. The Extraordinary General Meeting will be a completely virtual meeting of shareholders conducted via live audio webcast. You will be able to attend the Extraordinary General Meeting by visiting www.proxydocs.com/RKLY and using the 12-digit control number included in your proxy materials.

On May 27, 2022, Rockley Photonics Holdings Limited (the “Company”) sold Convertible Senior Secured Notes due 2026 (the “Initial May Notes”), initially in an aggregate principal amount not to exceed $81,500,000, convertible into ordinary shares of the Company, $0.000004026575398 par value per share (“ordinary shares”), at an initial conversion price of $3.08 per share, subject to certain antidilution adjustments, and warrants (the “Initial May Warrants”) to purchase 26,461,038 ordinary shares at an initial exercise price of $5.00 per share, subject to certain antidilution adjustments. The Company also granted the purchasers of the Initial May Notes and Initial May Warrants an option to purchase up to an additional $81,500,000 aggregate principal amount of Convertible Senior Secured Notes due 2026 (the “Additional May Notes” and, together with the Initial May Notes, the “May Notes”) that would be issued under, and governed by, the indenture (the “May Indenture”) that governs the Initial May Notes and warrants (the “Additional May Warrants” and, together with the Initial May Warrants, the “May Warrants”) for a period of 12 months following the effectiveness of a registration statement covering the ordinary shares issuable upon conversion and exercise of the Initial May Notes and Initial May Warrants.

On October 25, 2022, the Company sold Convertible Senior Secured Notes due 2026 (the “Initial October Notes”), initially in an aggregate original principal amount not to exceed $90,649,307.77, convertible into ordinary shares, at an initial conversion price of $0.6888 per share, subject to certain antidilution adjustments, and warrants (the “Initial October Warrants”) to purchase 131,600,861 ordinary shares at an initial exercise price of $1.1182 per share, subject to certain antidilution adjustments. The Company also granted the purchasers of the Initial October Notes and Initial October Warrants an option that may be exercised solely in connection with an interest make-whole payment under and as defined in the October Indenture (as defined below) that may come due in connection with a conversion of the October Notes (as defined below) to purchase up to an additional $90,649,307.77 aggregate original principal amount of Convertible Senior Secured Notes due 2026 (the “Additional October Notes” and, together with the Initial October Notes, the “October Notes” and, together with the May Notes, the “Notes”) that would be issued under, and governed by, the indenture (the “October Indenture” and, together with the May Indenture, the “Indentures”) that governs the Initial October Notes and warrants (the “Additional October Warrants” and, together with the Initial October Warrants, the “October Warrants”) for a period of 12 months following the effectiveness of a registration statement covering the ordinary shares issuable upon conversion and exercise of the Initial October Notes and Initial October Warrants.

As a result of the initial conversion price of the Initial October Notes and the initial exercise price of the Initial October Warrants being less than the initial exercise price of the May Warrants, the exercise price of the May Warrants was reset to $2.80 per share and each May Warrant became entitled to an additional 0.7857 shares upon exercise thereof due to the ratchet antidilution provision thereof.

Our ordinary shares are listed on the NYSE and we are subject to the NYSE Listed Company Manual. Because the conversion of the Notes may result in the issuance of a number of our ordinary shares equal to or more than 20% of our issued and outstanding ordinary shares (“Share Cap”), pursuant to NYSE rules, at the Extraordinary General Meeting you will be asked to consider and approve the issuance of any ordinary shares issuable upon conversion of the Notes, including ordinary shares that we may issue under certain circumstances in satisfaction of an interest make-whole payment under and as defined in the Indenture under which such Notes were issued that may arise in connection with certain conversions, in excess of the Share Cap.

Additionally, at the Extraordinary General meeting, you will be asked to consider and approve a proposal to allow the Company’s board of directors to effect one or more reverse stock splits of the Company’s ordinary shares at a ratio of not less than 1 for 15 and not more than 1 for 25, with the exact ratio to be set at a whole number within this range to be determined by the Company’s board of directors, or any duly constituted committee thereof, at any time after approval by the shareholders, and to authorize the board of directors to implement any such reverse stock split at its discretion.

The formal notice of the Extraordinary General Meeting and the Proxy Statement has been made a part of this invitation.

Whether or not you plan to attend the Extraordinary General Meeting, it is important that your shares be represented and voted at the Extraordinary General Meeting. After reading the Proxy Statement, please promptly vote. Your shares cannot be voted unless you vote by Internet or telephone, vote as instructed by your broker, or vote your shares electronically at the Extraordinary General Meeting.

We look forward to seeing you at the meeting.

Sincerely,

Dr. Andrew Rickman

Chief Executive Officer

Rockley Photonics Holdings Limited

3rd Floor 1 Ashley Road

Altrincham, Cheshire

United Kingdom, WA14 2DT

+44 (0) 1865 292017

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS To Be Held on Tuesday, DECEMBER 27, 2022

To Our Shareholders:

Rockley Photonics Holdings Limited will hold an Extraordinary General Meeting of Shareholders at 11:00 A.M., Pacific Time (US), on Tuesday, December 27, 2022. The Extraordinary General Meeting will be a completely virtual meeting of shareholders conducted via live audio webcast. You will be able to attend the Extraordinary General Meeting by visiting www.proxydocs.com/RKLY and using the 12-digit control number included in your proxy materials.

We are holding this Extraordinary General Meeting to:

•

Approve the issuance of any ordinary shares issuable upon conversion of the Notes (as defined in this Proxy Statement), including ordinary shares that we may issue under certain circumstances in satisfaction of an interest make-whole payment under and as defined in the Indenture (as defined in this Proxy Statement) under which such Notes were issued that may arise in connection with certain conversions, in excess of the Share Cap (as defined in this Proxy Statement) (the “Issuance Proposal”); and

•

Approve a proposal to allow the Company’s board of directors to effect one or more reverse stock splits of all the Company’s ordinary shares at a ratio of not less than 1 for 15 and not more than 1 for 25, with the exact ratio to be set at a whole number within this range to be determined by the Company’s board of directors, or any duly constituted committee thereof, at any time after approval by the shareholders, and to authorize the board of directors to implement any such reverse stock split at its discretion (the “Reverse Split Proposal”).

Shareholders of record at the close of business on November 15, 2022 (the “Record Date”) are entitled to notice of and to vote at the Extraordinary General Meeting and any adjournments or postponements of the Extraordinary General Meeting.

It is important that your shares be represented at this meeting. Whether or not you expect to attend the virtual Extraordinary General Meeting, please vote at your earliest convenience by following the instructions in the enclosed proxy card. Please review the detailed instructions on page 1 regarding your voting options.

By Order of the Board of Directors,

Tom Adams

General Counsel and Secretary

Altrincham, United Kingdom

November 21, 2022

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on December 27, 2022: This Proxy Statement is available free of charge at www.proxyvote.com.

Page
INFORMATION CONCERNING VOTING AND SOLICITATION	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE EXTRAORDINARY GENERAL MEETING	2
PROPOSAL – THE ISSUANCE OF ANY ORDINARY SHARES ISSUABLE UPON CONVERSION OF THE NOTES IN EXCESS OF THE SHARE CAP	6
PROPOSAL - AUTHORIZING THE BOARD TO EFFECT ONE OR MORE REVERSE STOCK SPLITS OF THE COMPANY’S ORDINARY SHARES AT A RATIO OF NOT LESS THAN 1 FOR 15 AND NOT MORE THAN 1 FOR 25	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	15
OTHER MATTERS	19

Rockley Photonics Holdings Limited

3rd Floor 1 Ashley Road

Altrincham, Cheshire

United Kingdom, WA14 2DT

PROXY STATEMENT

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors (the “Board”) of Rockley Photonics Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability (“we,” “us,” “our,” “Rockley” or the “Company”), of proxies in the accompanying form to be used at the Extraordinary General Meeting of Shareholders of the Company to be held virtually on Tuesday, December 27, 2022 at 11:00 A.M., Pacific Time (US), and any adjournments or postponements thereof (the “Extraordinary General Meeting”).

This Proxy Statement is being mailed to shareholders on or about November 21, 2022.

IMPORTANT

Please promptly vote by Internet or telephone, or by following the instructions provided by your broker, bank or nominee, so that your shares can be represented at the Extraordinary General Meeting.

You may vote in one of the following ways:

Internet	Telephone	Mail	At the Virtual Meeting
Shareholders of record may vote online at www.proxypush.com/RKLY	Shareholders of record may call the toll-free number at (866) 648-8133	Follow the instructions in your proxy materials	Visit www.proxydocs.com/RKLY and use the 12-digit control number included in your proxy materials

Questions and Answers About

the Proxy Materials and the Extraordinary General Meeting

Why am I receiving these materials?

Our Board is soliciting your proxy to vote at the Extraordinary General Meeting, including at any adjournments or postponements of the meeting. This Extraordinary General Meeting will be held virtually. You are invited to attend the Extraordinary General Meeting via live audio webcast to vote electronically on the proposal described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by Internet or telephone. Shareholders are encouraged to vote and submit proxies in advance of the Extraordinary General Meeting by Internet or telephone as early as possible to avoid processing delays.

Will there be any other items of business on the agenda?

The Extraordinary General Meeting has been called only to consider the approval of the Issuance Proposal and the Reverse Split Proposal (collectively, the “Proposals”). No matters will be considered at the Extraordinary General Meeting other than those relating to the purposes included in the notice of the Extraordinary General Meeting.

Who is entitled to vote?

Shareholders of record at the close of business on the Record Date, November 15, 2022 may vote at the Extraordinary General Meeting. Each shareholder is entitled to one vote for each share of the Company’s ordinary shares held as of the Record Date. As of the close of business on November 15, 2022, the record date, there were 132,747,605 of our ordinary shares outstanding. Each holder of our ordinary shares is entitled to one vote for each ordinary share owned on such record date.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, a shareholder of record. The Notice has been sent directly to you by us.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. The Notice has been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the shareholder of record.

How do I vote?

You may vote using any of the following methods:

By Internet – Shareholders of record may submit proxies by following the Internet voting instructions on their proxy cards prior to the Extraordinary General Meeting. Most shareholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

By Telephone – Shareholders of record may submit proxies by following the telephone voting instructions on their proxy cards prior to the Extraordinary General Meeting. Most shareholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or nominees. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible.

By Mail – If you would like to receive a paper copy of the proxy card, you must request one. Shareholders of record may submit paper proxies by completing, signing and dating the proxy card and returning it in the prepaid envelope enclosed with the proxy card. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” the Proposals. Shareholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees.

At the Virtual Meeting – Shares held in your name as the shareholder of record may be voted electronically at the Extraordinary General Meeting by following the instructions you receive after visiting and registering to attend the meeting at www.proxydocs.com/RKLY and using the 12-digit control number included in your proxy materials. If you have already voted previously by Internet or telephone, there is no need to vote again at the Extraordinary General Meeting unless you wish to revoke and change your vote. Shares held beneficially in street name may be voted electronically at the Extraordinary General Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares, and by following the instructions you receive after visiting and registering to attend the meeting at www.proxydocs.com/RKLY and using your control number.

Even if you plan to attend the Extraordinary General Meeting via live audio webcast, we recommend that you also submit your proxy or voting instructions or vote by Internet, telephone or mail prior to the meeting so that your vote will be counted if you later decide not to attend the meeting.

Internet	Telephone	Mail	At the Virtual Meeting
Shareholders of record may vote online at www.proxypush.com/RKLY	Shareholders of record may call the toll-free number at 866-425-1670	Follow the instructions in your proxy materials	Visit www.proxydocs.com/RKLY and use the control number included in your proxy materials

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Extraordinary General Meeting. If you submitted your proxy by Internet or telephone, you may change your vote or revoke your proxy with a later Internet or telephone proxy, as the case may be. If you are a shareholder of record and submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Extraordinary General Meeting, a valid, later-dated proxy. Attendance at the Extraordinary General Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote at the Extraordinary General Meeting.

If you are a beneficial owner of shares held in street name and you wish to change or revoke your vote, you must obtain a legal proxy through your broker and present it to the tabulation agent in advance of the Extraordinary General Meeting. Please consult the voting instructions or contact your broker, bank or nominee.

How are votes counted?

Under the laws of the Cayman Islands and our Amended and Restated Memorandum and Articles of Association, the affirmative vote of a simple majority of the ordinary shares cast is necessary for approval of the Proposals. Abstentions will have no effect on the outcome of the vote for the Proposals under Cayman Islands law.

If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of our Board (i.e., “FOR” each Proposal).

If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker or nominee does not have discretionary voting authority to vote on that matter without instructions from the beneficial owner and instructions are not given. Discretionary items are proposals considered “routine” under the rules of the New York Stock Exchange (the “NYSE”). For such proposals considered “routine”, the broker or nominee may exercise discretion and vote your shares, despite your lack of instruction. The Issuance Proposal is considered a “non-routine” item for which brokers and nominees do not have discretionary voting power and, therefore, broker non-votes may exist with respect to the Issuance Proposal. The Reverse Split Proposal is considered “routine”, and therefore, broker non-votes are not expected to exist with respect to this proposal. In tabulating the voting result, shares that constitute broker non-votes are not considered votes cast. Thus, broker non-votes will not affect the outcome of the Issuance Proposal assuming that a quorum is obtained.

What vote is required to approve the Proposals? How does the Board recommend that I vote and what is the voting requirement for each Proposal?

The affirmative “FOR” vote from a majority of the votes cast at the Extraordinary General Meeting will be required to approve each of the Proposals. The table below describes the vote required to approve each Proposal to be considered at the Extraordinary General Meeting:

Proposal	Board Recommendation	Vote Required	Effect of Abstentions(1)	Broker Discretionary Voting Allowed?(2)
Issuance Proposal	FOR	The affirmative “FOR” vote from a majority of the votes cast at the Extraordinary General Meeting.	No effect Not considered votes cast on this proposal	No Brokers without voting instructions will not be able to vote on this proposal

Reverse Split Proposal	FOR	The affirmative “FOR” vote from a majority of the votes cast at the Extraordinary General Meeting.	No effect Not considered votes cast on this proposal	Yes. Brokers without voting instructions will have discretionary authority to vote.

(1)	As noted below, abstentions will be counted as present for purposes of establishing a quorum at the Extraordinary General Meeting.
(2)

Only relevant if you are the beneficial owner of shares held in street name. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Extraordinary General Meeting.

What constitutes a quorum?

The presence online at the Extraordinary General Meeting or represented by proxy, of the holders of an aggregate of one-third of the ordinary shares outstanding on the Record Date, will constitute a quorum. As of the close of business on November 15, 2022, the record date, there were 132,747,605 of our ordinary shares outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is “householding” and how does it affect me?

We have adopted a process for mailing our proxy materials called “householding” which has been approved by the SEC. Householding means that shareholders who share the same last name and address will receive only one copy of our proxy materials, unless we receive contrary instructions from any shareholder at that address.

If you prefer to receive multiple copies of our proxy materials at the same address, we will promptly provide additional copies upon request. If you are a shareholder of record, you may contact us by writing to Secretary, Rockley Photonics Holdings Limited, 3rd Floor 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom, or by calling +44 (0) 1865 292017. Eligible shareholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. We have undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

If you are a beneficial owner, you may request additional copies of our proxy materials or you may request householding by notifying your broker, bank or other nominee.

How are proxies solicited?

Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of our ordinary shares. We have engaged Mediant Communications Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $18,000 in total.

Why are we holding a virtual Extraordinary General Meeting?

The Extraordinary General Meeting will be a completely virtual meeting of shareholders conducted via live audio webcast. In addition, we believe that the virtual meeting format will expand shareholder access and participation. You will not be able to attend the Extraordinary General Meeting in person.

How can I attend the virtual Extraordinary General Meeting?

The Extraordinary General Meeting will be a completely virtual meeting of shareholders conducted exclusively via live audio webcast. You will be able to attend the Extraordinary General Meeting via live audio webcast by visiting and registering at www.proxydocs.com/RKLY using your control number, which is included in your proxy materials. The Extraordinary General Meeting will begin promptly at 11:00 A.M., Pacific Time (US), on Tuesday, December 27, 2022. We encourage you to access the virtual meeting website prior to the start time. You may begin to log into the virtual meeting platform beginning at 10:45 A.M. Pacific Time (US), on Tuesday, December 27, 2022.

What if I have technical difficulties accessing or participating in the virtual Extraordinary General Meeting?

We will have technicians ready to assist you with technical difficulties you may have accessing, voting at or submitting questions at the Extraordinary General Meeting. Please refer to the technical support telephone number provided on the virtual meeting website login page.

ISSUANCE PROPOSAL

The issuance of any ordinary shares issuable upon conversion of the Notes in excess of the Share Cap

Background

On May 27, 2022, we entered into a financing transaction relating to the issuance and sale for cash to certain subscribing investors of $81,500,000 aggregate original principal amount of our Convertible Senior Secured Notes due 2026 (the “Initial May Notes”) and warrants (the “Initial May Warrants”) to purchase approximately 26.5 million of our ordinary shares at an initial exercise price of $5.00 per share, subject to certain anti-dilution adjustments. The Initial May Notes were issued pursuant to an indenture (the “May Indenture”), dated as of May 27, 2022, among the Company, certain of its subsidiaries, as guarantors (the “Guarantor Subsidiaries”), and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), pursuant to an exemption under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). We also granted the purchasers of the Initial May Notes and Initial May Warrants an option to purchase up to an additional $81,500,000 aggregate principal amount of Convertible Senior Secured Notes due 2026 (the “Additional May Notes” and, together with the Initial May Notes, the “May Notes”) that would be issued under, and governed by, the May Indenture and warrants (the “Additional May Warrants” and, together with the Initial May Warrants, the “May Warrants”) for a period of 12 months following the effectiveness of a registration statement covering the ordinary shares issuable upon conversion and exercise of the Initial May Notes and Initial May Warrants. The Notes are senior secured obligations of the Company and the Guarantor Subsidiaries secured by substantially all assets of the Company and each Guarantor Subsidiary. Interest on the Notes is payable quarterly in arrears at a rate of 9.5% per annum if paid in cash or, subject to the satisfaction of certain conditions, at a rate of 12.0% per annum payable at a rate of 5.75% per annum in cash and 6.25% per annum through the issuance of additional Notes (“PIK Interest”), which will also bear interest. Interest on the Notes is payable quarterly in arrears on February 15, May 15, August 15 and November 15, commencing on August 15, 2022, and unless the context otherwise requires, references herein to the Notes include any interest paid as PIK Interest. The May Notes will mature on May 15, 2026 (the “May Notes Maturity Date”) unless redeemed, repurchased or converted in accordance with their terms prior to such date.

The May Notes are convertible at an initial conversion price equal to $3.08 per ordinary share and subject to certain customary anti-dilution adjustments. Holders of the May Notes have the right to convert all or a portion of their May Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the May Notes Maturity Date and the right to receive additional ordinary shares if the Company elects, and is permitted under the May Indenture, to pay the interest make-whole payment (as defined in the May Indenture) that may become due in connection with certain conversions in ordinary shares. Upon conversion, holders of the May Notes will receive ordinary shares and cash for fractional interests and except in connection with certain events, an interest make-whole payment for interest that would have accrued from the date of conversion until the May Notes Maturity Date, which interest make-whole payment shall be paid in cash or subject to the satisfaction of certain conditions, in ordinary shares at the Company’s election.

On October 24, 2022, the Company entered into a repurchase and subscription agreement (the “Repurchase and Subscription Agreement”) with holders of its currently outstanding May Notes named therein, holders of its currently outstanding Senior Secured Notes due 2022 (the “Bridge Notes”) and another investor (collectively, the “Purchasers”), relating to (i) the repurchase of all of the Bridge Notes and a portion of the outstanding May Notes in an aggregate original principal amount of $50.0 million (the “Specified May Notes”) and (ii) the sale by the Company to the Purchasers of approximately $90.6 million aggregate original principal amount of a new series of Convertible Senior Secured Notes due 2026 (the “October Notes”) with an initial conversion price of $0.6888 and warrants (the “October Warrants”) to purchase 131.6 million ordinary shares, at an exercise price of $1.1182 per share, subject to certain anti-dilution adjustments.

On October 25, 2022, the Company completed the repurchase of all of the Bridge Notes and the Specified May Notes and its sale to the Purchasers of the October Notes and October Warrants pursuant to the Repurchase and Subscription Agreement (the May Notes not including the Specified May Notes, together with the October Notes, the “Outstanding Notes”).

The October Notes were issued pursuant to an indenture (the “October Indenture” and, together with the May Indenture, the “Indentures”), dated as of October 25, 2022, among the Company, the Guarantor Subsidiaries, as guarantors, and the Trustee. The October Notes will mature on May 15, 2026 (the “October Notes Maturity Date”) unless redeemed, repurchased or converted in accordance with their terms prior to such date.

As a result of the initial conversion price of the Initial October Notes and the initial exercise price of the Initial October Warrants being less than the initial exercise price of the May Warrants, the exercise price of the May Warrants was reset to $2.80 per share and each May Warrant became entitled to an additional 0.7857 shares upon exercise thereof due to the ratchet antidilution provision thereof.

The October Notes are convertible at an initial conversion price equal to $0.6888 per ordinary share. Holders of the October Notes have the right to convert all or a portion of their October Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the October Notes will receive ordinary shares and cash for fractional interests and an interest make whole payment for interest that would have accrued from the date of conversion until the October Notes Maturity Date, which interest make whole payment shall be paid in cash or subject to certain conditions, in ordinary shares at the Company’s election; provided, however, until the earlier to occur of (x) the third business day prior to December 31, 2022 and (y) the approval by the shareholders of the Company to authorize the issuance of ordinary shares in connection therewith at less than the closing price of such ordinary shares on the trading day immediately preceding the date of the Repurchase and Subscription Agreement, if the Company would not be entitled to otherwise issue such shares in satisfaction of such interest make whole payment because the shares would be valued in accordance with the October Indenture at less than such closing price, the holder who so converted all or a portion of its October Notes will be entitled to either (x) exercise an option under the Repurchase and Subscription Agreement to purchase additional October Notes and October Warrants or (y) receive shares valued at such closing price, in each case, in the amount of cash that would otherwise have come due to such holder.

Section 312.03(c) of the NYSE Manual

Pursuant to Section 312.03(c) of the NYSE Listed Company Manual, NYSE-listed companies are required to obtain shareholder approval prior to the issuance of ordinary shares, or of securities convertible into ordinary shares, in any transaction or series of related transactions if the number of ordinary shares to be issued is, or will be upon issuance, 20% or more of the number of ordinary shares outstanding before the issuance of the ordinary shares or of securities convertible into ordinary shares or 20% or more of the voting power outstanding before the issuance. Our ordinary shares are listed on the NYSE and we are subject to the NYSE Listed Company Manual. Because the conversion of the Outstanding Notes and our election to settle certain interest make-whole payments in ordinary shares may result in the issuance of 20% or more of our issued and outstanding ordinary shares (“Share Cap”), we are seeking shareholder approval of the issuance of any ordinary shares issuable upon conversion of the Outstanding Notes, including ordinary shares that we may issue under certain circumstances in satisfaction of an interest make-whole payment that may arise in connection with certain conversions, in excess of the Share Cap. Approval by shareholders is not required to approve the issuance of any ordinary shares issuable upon conversion of the Outstanding Notes not in excess of the Share Cap.

We are seeking shareholder approval to make issuances of our ordinary shares upon conversion of the Outstanding Notes in accordance with Section 312.03(c) because we would like to settle interest make-whole payments that may arise in connection with certain conversions of the Outstanding Notes in excess of the Share Cap in our ordinary shares and to avoid having to pay cash for such interest make-whole payments in lieu of the ordinary shares above the Share Cap that cannot be issued in the absence of shareholder approval. Shareholder approval will provide us with greater financial flexibility in the event that any interest make-whole payment becomes due at a time when sufficient cash may not be available to the Company or the use of cash for this purpose (under then existing circumstances) may be unwise. We believe this settlement method will be in our best interests and the best interests of our shareholders at the time such payment is due.

Vote Required for Approval

The affirmative “FOR” vote from a majority of the votes cast at the Extraordinary General Meeting is required to approve the Issuance Proposal.

The Board Recommends a Vote “FOR” the Issuance Proposal.

REVERSE SPLIT PROPOSAL

Authorizing the Board to effect one or more reverse stock splits of the Company’s ordinary shares at a ratio of not less than 1 for 15 and not more than 1 for 25.

General

The Board believes that it is in the best interest of the Company and the shareholders and is hereby soliciting shareholder approval to effect one or more reverse stock splits of all the Company’s issued ordinary shares at a ratio of not less than 1-for-15 and not more than 1-for-25, inclusive, whereby, except as explained below with respect to fractional shares, on the effective date, all of the Company’s issued and unissued ordinary will be, automatically and without any action on the part of the shareholders, combined, converted and changed into new ordinary shares in accordance with the reverse stock split ratio, which shall be determined by the Board, or any duly constituted committee thereof, in its discretion. If the shareholders approve the Reverse Split Proposal, the Board, or any duly constituted committee thereof, will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the shareholders, to determine each reverse stock split ratio within the approved range and to effect one or more reverse stocks split at any time after the approval of the shareholders.

The Board believes that shareholder approval of an exchange ratio range (rather than an exact exchange ratio) in connection with the Reverse Split Proposal provides the Board with maximum flexibility to achieve the purposes of any such reverse stock split that may be effected. If shareholders approve the Reverse Split Proposal, a reverse stock split will only be effected, if at all, upon a determination by the Board, or any duly constituted committee thereof, that a reverse stock split is in the Company’s and the shareholders’ best interests at that time. In connection with any determination to effect a reverse stock split, the Board or any duly constituted committee thereof, will set the time for such a split and select a specific exchange ratio within the approved range by approving resolutions and filing a notice with the Registrar of Companies in the Cayman Islands informing of the stock split ratio and the resulting change in the number of authorized ordinary shares (such date, the “Effective Time”). The determination will be made by the Board with the intention to create the greatest marketability of the Company’s ordinary shares based upon prevailing market conditions at that time. The Board reserves its right to elect not to proceed, and abandon, any reverse stock split if it determines, in its sole discretion, that implementing such reverse stock split is not in the best interests of the Company and its shareholders.

Purpose

The purpose for seeking approval to effect the reverse stock split is to increase the market price of our ordinary shares. The Company believes that effecting one or more reverse stock splits will help achieve compliance with the minimum 30 consecutive day average closing price of $1.00 per share that is a requirement to maintain the listing on the New York Stock Exchange. On October 18, 2022, the Company received written notification from the New York Stock Exchange indicating that Company is not in compliance with the continued listing requirement in Section 802.01C of the New York Stock Exchange’s Listed Company Manual because the average closing price of the Company’s ordinary shares fell below $1.00 over a consecutive 30 trading day period. We cannot assure you that, following any reverse stock split, we will be able to maintain the required minimum average closing price required for continued listing on the New York Stock Exchange. Also, we cannot assure you that an active and liquid public market for our ordinary shares will exist. Further, notwithstanding the minimum average closing price requirement, the listing of our shares on the New York Stock Exchange may be halted or discontinued if we are unable to maintain other New York Stock Exchange listing requirements or for various other reasons,

The Board intends to effect one or more reverse stock splits in connection with the Reverse Split Proposal only if it believes that a decrease in the number of ordinary shares outstanding is likely to improve the trading price for the Company’s ordinary shares, and if needed in order maintain compliance with the rules of the New

York Stock Exchange and only if the implementation of a reverse stock split is determined by the Board to be in the best interests of the Company and its shareholders. There can be no assurance that any reverse stock split, if and when implemented, will achieve any of the desired results. There also can be no assurance that the Company will be successful in maintaining compliance with the New York Stock Exchange requirements or that the price per share of the Company’s ordinary shares immediately after any such reverse stock split, if implemented, will increase proportionately with any reverse stock split, or that any increase will be sustained for any period of time.

Fractional Shares

Shareholders would not receive fractional ordinary shares in connection with the reverse stock split. Instead, the transfer agent would aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those shareholders who would otherwise be entitled to receive a fractional share as a result of the reverse stock split. We expect that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional ordinary shares. After the transfer agent’s completion of such sale, shareholders who would have been entitled to a fractional share would instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.

Shareholders would not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient ordinary shares at the Effective Time to receive at least one share in the reverse stock split and you want to continue to hold our ordinary shares after the reverse stock split, you may do so by either:

•	purchasing a sufficient number of ordinary shares; or

•	if you have ordinary shares in more than one account, consolidating your accounts;

in each case, so that you hold a number of ordinary shares in your account prior to the reverse stock split that would entitle you to receive at least one ordinary share in the reverse stock split. Ordinary shares held in registered form and in “street name” (that is, through a broker, bank or other holder of record) for the same shareholder will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

Effect on Ordinary Shares, Authorized Ordinary Shares and Par Value

If the reverse stock split is approved by our shareholders and our Board decides to implement the reverse stock split, as of the Effective time, all ordinary shares (issued and unissued) will automatically be combined into new ordinary shares in accordance with the reverse stock split ratio and our ordinary shares will have a new CUSIP number. Additionally, the number of authorized ordinary shares would be reduced and the par value of all of the ordinary shares would be adjusted, each proportionate to the reverse stock split ratio.

Effect on Outstanding Equity Awards, Warrants, and Equity Plans

If the reverse stock split is approved by our Shareholders and our Board of Directors decides to implement the reverse stock split, as of the Effective Time, proportionate adjustments will be made to (i) the number of ordinary shares subject to all then-outstanding equity awards and warrants, such that fewer shares would underly such awards and warrants (ii) the exercise price of all then-outstanding options and warrants, such that the per share exercise price of each such option and warrant would be increased, and (iii) the number of ordinary shares available for issuance under the 2021 Stock Incentive Plan and the 2021 Employee Stock Purchase Plan, such that fewer shares will be subject to such plans.

Illustration

For purposes of illustration, the following table contains approximate information relating to our ordinary shares if the reverse stock split is effected at a ratio of 1-for-15, 1-for-20 or 1-for-25 based on share information as of the close of business on November 15, 2022.

	Pre-Reverse Split	1-for-15	1-for-20	1-for-25
Authorized Ordinary Shares, Issued(1)	140,463,653	9,364,243	7,023,182	5,618,546
Authorized Ordinary Shares, Unissued	12,303,497,385	820,233,159	615,174,869	492,139,895
Reserved for future issuance pursuant to employee benefit plans(2)	11,288,986	752,599	564,449	451,559
Reserved for future Issuance pursuant to outstanding equity based awards(2)	17,075,152	1,138,343	853,757	683,006
Number of shares issuable upon exercise of outstanding warrants	193,916,816	12,927,787	964,760	7,756,672

(1)	Includes 7,716,048 treasury shares.
(2)	As of September 30, 2022, the most recent practicable date for which such information was available.

Accounting Consequences

The reverse stock split will not have an effect on the stated capital attributable to ordinary shares on our balance sheet because the par value of each of the ordinary shares will be increased by the same ratio as the ratio contemplated by the reverse stock split. Reported net income or loss per ordinary share and book value per ordinary share will be higher because there will be fewer ordinary shares.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the reverse stock split to U.S. Holders (as defined below) of our ordinary shares. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this proxy statement, all of which may be subject to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service (the “IRS”) will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the reverse stock split.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of our ordinary shares that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) the administration of which is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, S corporations, partnership and other pass through entities (and investors therein), mutual funds, insurance companies, banks and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold our ordinary shares as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, U.S. Holders that have a functional currency other than the U.S. dollar, and persons who acquired our ordinary shares as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income and does not address any aspects of U.S. state or local or non-U.S. taxation. This summary only applies to U.S. Holders holding our ordinary shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

If an entity classified for U.S. federal income tax purposes as a partnership owns our ordinary shares, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity and such member. The tax treatment of such an entity, and of any member of such an entity, is not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns our ordinary shares, and any members of such an entity, are encouraged to consult their respective tax advisors.

U.S. HOLDERS OF OUR ORDINARY SHARES ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL INCOME, ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend for the reverse stock split to qualify as a “recapitalization” for U.S. federal income tax purposes and, consequently, as a “reorganization” within the meaning of Section 368(a) of the Code. Assuming the reverse stock split so qualifies:

•	a U.S. Holder will not recognize gain or loss as a result of the reverse stock split, except with respect to any cash received in lieu of a fractional ordinary share;

•

the aggregate tax basis of our ordinary shares received by a U.S. Holder in the reverse stock split will be equal to the aggregate tax basis of the ordinary shares surrendered in exchange therefor (excluding any portion of such basis allocable to a fractional ordinary share);

•	the holding period of our ordinary shares received by a U.S. Holder in the reverse stock split will include the holding period of the ordinary shares exchanged therefor;

•

a U.S. Holder that receives cash in lieu of a fractional ordinary share pursuant to the reverse stock split will generally be treated as having received the fractional ordinary share pursuant to the reverse stock split and then as having sold such fractional ordinary share for cash and, accordingly, should recognize taxable capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of such U.S. Holder’s aggregate adjusted tax basis in the surrendered ordinary shares that is allocated to such fractional ordinary share; and

•	any such capital gain or loss will be long-term capital gain if the surrendered ordinary shares were held for more than one year at the time of the reverse stock split.

U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period among our ordinary shares acquired by a shareholder on different dates and at different prices. U.S. Holders that acquired our ordinary shares on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such ordinary shares.

Payments of cash made in lieu of a fractional ordinary share may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each U.S. Holder of our ordinary shares that does not otherwise establish an exemption should furnish, generally on IRS Form W-9, its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders of our ordinary shares should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Procedures for Effecting Reverse Stock Split

As soon as practicable after the effective date of the reverse stock split, the Company’s shareholders will be notified that the reverse stock split has been effected.

Registered “Book-Entry” Holders of Ordinary Shares

As all of the outstanding ordinary shares are held in book-entry form, you will not need to take any action to receive post-reverse stock split ordinary shares. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse stock split ordinary shares you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “—Fractional Shares”).

Beneficial Holders of Ordinary Shares

Upon the implementation of the reverse stock split, we intend to treat ordinary shares held by shareholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered “book-entry” holders of our ordinary shares. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our ordinary shares in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the reverse stock split and making payment for fractional shares. If a shareholder holds our ordinary shares with a bank, broker, custodian, or other nominee and has any questions in this regard, shareholders are encouraged to contact their bank, broker, custodian, or other nominee.

Certain Risk Factors Associated with the Reverse Stock Split

A reverse share split may negatively impact the market for our ordinary shares.

Factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our ordinary shares. As a result, there can be no assurance that the total market capitalization of our ordinary shares after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our ordinary shares following the reverse stock split will increase in proportion to the reduction in the number of ordinary shares outstanding before the reverse stock split. A decline in the market price of our ordinary shares after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our ordinary shares could be adversely affected following such a reverse stock split.

In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares). Any shareholder who owns fewer than 1500 to 2500 ordinary shares, depending on the final ratio, prior to the reverse stock split will own fewer than 100 ordinary shares following the reverse stock split. Shareholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Vote Required for Approval

The affirmative “FOR” vote from a majority of the votes cast at the Extraordinary General Meeting is required to approve the Reverse Split Proposal.

The Board Recommends a Vote “FOR” the Reverse Split Proposal.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of November 2, 2022, the most recent practicable date for which such information was available, as to our ordinary shares beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our ordinary shares, (2) each of our named executive officers and directors, and (3) all of our current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on approximately 132,747,605 ordinary shares outstanding as of November 2, 2022.

In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding ordinary shares subject to options held by that person that are currently exercisable, or RSUs that vest, in each case, within 60 days of November 2, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Except as otherwise set forth in footnotes to the table below, the address of each of the persons listed below is 3rd Floor 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors:
Andrew Rickman(1)	17,913,979	13.5%
Richard Meier	—	—
Mahesh Karanth(2)	1,110,598	*
Amit Nagra(3)	714,606	*
William Huyett	32,333	*
Brian Blaser	54,393	*
Caroline Brown(4)	61,333	*
Nicolaus Henke	—	*
Karim Karti	31,333	*
Michele Klein	7,333	*
Richard Kuntz	—
Pamela Puryear	7,333	*

All current executive officers and directors as a group(5)	18,108,037	13.6%
5% Shareholders:
Highbridge Tactical Credit Master Fund, L.P.(6)	13,142,012	9.9%
Hengtong Optic-Electric International Co.(7)	6,949,317	5.2%
ROC SPV XIX LLC(8)	13,142,012	9.9%
ROC SPV XX LLC(9)	13,142,012	9.9%
MTVL, LLC(10)	13,142,012	9.9%
Wazee Street Opportunities Fund V LP(11)	13,142,012	9.9%
Whitebox Advisors LLC(12)	13,142,012	9.9%

*	Represents beneficial ownership of less than 1%.
(1)

Includes (i) 17,508,450 ordinary shares and (ii) 405,529 ordinary shares subject to options and restricted stock units held by Dr. Rickman exercisable (with respect to options) or which will vest (with respect to restricted stock units) within 60 days of November 2, 2022, respectively, (iii) October Warrants to purchase 1,531,199 ordinary shares at an exercise price of $1.1182 per shares, and (iv) $1,054,720.83 principal amount of October Notes, which are convertible into 1,531,199 ordinary shares per the initial conversion price of $0.6888 per ordinary share. The Warrants are subject to a blocker which prevents the holder from exercising the Warrants to the extent that, upon such exercise, the holder, together with its affiliates, would beneficially own in excess of 9.99% of the ordinary shares outstanding as a result of the exercise (the “Warrant Ownership Limitation”). The Notes are subject to a blocker which prevents the holder from converting the Notes to the extent that, upon such conversion, the holder, together with its affiliates, would beneficially own in excess of 9.90% of the ordinary shares outstanding as a result of the conversion (the “Notes Ownership Limitation” and, together with the Warrant Ownership Limitation, the “Beneficial Ownership Limitation”). Excludes any ordinary shares that may be issuable in connection with an interest make-whole payment, if any, or a ratchet anti-dilution adjustment, if any, as these shares will be issuable solely as the result of actions or elections taken or made by the Company, and thus holders of the October Warrants and October Notes do not have the right to acquire beneficial ownership of such ordinary shares within 60 days of November 2, 2022.
(2)

Consists of 1,110,598 ordinary shares subject to options held by Mr. Karanth exercisable within 60 days of November 2, 2022. Mr. Karanth is no longer employed by the Company, and the Company does not know whether Mr. Karanth owns any ordinary shares.

(3)

Consists of 714,606 ordinary shares subject to options held by Dr. Nagra exercisable within 60 days of November 2, 2022. Dr. Nagra is no longer employed by the Company, and the Company does not know whether Dr. Nagra owns any ordinary shares.

(4)

Represents 7,333 ordinary shares and 54,000 ordinary shares subject to options and restricted stock units held by Dr. Brown exercisable (with respect to options) or which will vest (with respect to restricted stock units) within 60 days of November 2, 2022, respectively.

(5)

Includes 17,648,508 ordinary shares and 459,529 ordinary shares subject to options and restricted stock units held by our current directors and executive officers exercisable within 60 days of November 2, 2022, respectively. Excludes Mr. Karanth, who resigned as Chief Financial Officer effective June 17, 2022, and Dr. Nagra, whose employment was terminated on April 15, 2022.

(6)

Consists of (i) May Warrants to purchase 5,849,374 ordinary shares at an exercise price of $2.80 per share, (ii) $3,569,000 principal amount of May Notes, which are convertible into 1,158,766 ordinary shares per the initial conversion price of $3.08 per ordinary share, (iii) the option to acquire $9,911,000 principal amount of Additional May Notes, which would be convertible into 3,217,857 ordinary shares per the initial conversion price of $3.08 per ordinary share, and Additional May Warrants to purchase 5,746,174 ordinary shares at an exercise price of $2.80 per share, which option is exercisable from May 27, 2022 until the date that is 12 months following the effective date of the registration statement relating to the ordinary shares underlying the Initial May Notes, (iv) October Warrants to purchase 14,399,525 ordinary shares at an exercise price of $1.1182 per shares, and (v) $9,918,681.05 principal amount of October Notes, which are convertible into 14,399,525 ordinary shares per the initial conversion price of $0.6888 per ordinary share. Each of (i) through (v) are subject to the applicable Beneficial Ownership Limitation. Highbridge Capital Management, LLC (“HCM”), the trading manager of the Highbridge Fund (the “Highbridge Fund”), has beneficial ownership of the shares held by the Highbridge Fund. HCM disclaims beneficial ownership of these shares. Excludes any ordinary shares that may be issuable in connection with an interest make-whole payment, if any, or a ratchet anti-dilution adjustment, if any, as these shares will be issuable solely as the result of actions or elections taken or made by the Company, and thus the Highbridge Fund does not have the right to acquire beneficial ownership of such ordinary shares within 60 days of November 2, 2022. The address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of the Highbridge Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(7)

Based on a Schedule 13G/A filed on February 14, 2022. Lawrence Lau holds voting and dispositive power over these shares and disclaims beneficial ownership of such shares other than to the extent of any pecuniary interest therein. The principal business address of Hengtong Optic-Electric International Co. Limited is 88 Hengtong Road, Wujiang District, Suzhou, Jiangsu Province, China.

(8)

Based on a Schedule 13G filed on June 23, 2022 by or on behalf of ROC SPV XIX LLC (“SPV XIX”) and other information provided by the beneficial owner. Consists of (i) May Warrants to purchase 22,099,372 ordinary shares at an exercise price of $2.80 per share, (ii) $12,193,000 principal amount of May Notes, which are convertible into 3,958,766 ordinary shares per the initial conversion price of $3.08 per ordinary share, (iii) the option to acquire $34,883,000 principal amount of Additional May Notes, which would be convertible into 11,325,649 ordinary shares per the initial conversion price of $3.08 per ordinary share, and Additional May Warrants to purchase 20,224,374 ordinary shares at an exercise price of $2.80 per share, which option is exercisable from May 27, 2022 until the date that is 12 months following the effective date of the registration statement relating to the ordinary shares underlying the Initial May Notes, (iv) October Warrants to purchase 31,828,189 ordinary shares at an exercise price of $1.1182 per shares, and (v) $21,923,893.33 principal amount of October Notes, which are convertible into 31,828,189 ordinary shares per the initial conversion price of $0.6888 per ordinary share. Each of (i) through (v) are subject to the applicable Beneficial Ownership Limitation. Antonio Ruiz-Gimenez and Kerry Propper are each Managing Members of ATW Partners Opportunities Management, LLC (the “Adviser”), the investment manager of SPV XIX. Other affiliated entities of SPV XIX managed by the Adviser, including ROC SPV XIV LLC, own Rockley securities. Excludes any ordinary shares that may be issuable in connection with an interest make-whole payment, if any, or a ratchet anti-dilution adjustment, if any, as these shares will be issuable solely as the result of actions or elections taken or made by the Company, and thus holder of the Warrants and Notes do not have the right to acquire beneficial ownership of such ordinary shares within 60 days of November 2, 2022. The principal business address of the Adviser is 17 State Street, Suite 2100 New York, NY 10004.

(9)

Consists of (i) October Warrants to purchase 17,372,632 ordinary shares at an exercise price of $1.1182 per shares, and (ii) $11,966,616.91 principal amount of October Notes, which are convertible into 17,372,632 ordinary shares per the initial conversion price of $0.6888 per ordinary share. Each of (i) and (ii) are subject to the applicable Beneficial Ownership Limitation. Antonio Ruiz-Gimenez and Kerry Propper are each Managing Members of ATW Partners Opportunities Management, LLC (the “Adviser”), the investment manager of ROC SPV XX LLC (“SPV XX”). Other affiliated entities of SPV XX managed by the Adviser, including ROC SPV XIV LLC and ROC SPV XIX LLC, own Rockley securities. Excludes any ordinary shares that may be issuable in connection with an interest make-whole payment, if any, or a ratchet anti-dilution adjustment, if any, as these shares will be issuable solely as the result of actions or elections taken or made by the Company, and thus holders of the Warrants and Notes do not have the right to acquire beneficial ownership of such ordinary shares within 60 days of November 2, 2022. The principal business address of the Adviser is 17 State Street, Suite 2100 New York, NY 10004.

(10)

Based on a Schedule 13G filed on February 16, 2022, as amended by the Schedule 13G/A filed on March 29, 2022, by or on behalf of MTVL, LLC (“MTVL”) and other information provided by the beneficial owner. Consists of (i) 3,989,042 ordinary shares, (ii) October Warrants to purchase 15,243,459 ordinary shares at an exercise price of $1.1182 per shares, and (iii) $10,500,000.00 principal amount of October Notes, which are convertible into 15,243,459 ordinary shares per the initial conversion price of $0.6888 per ordinary share. Each of (ii) and (iii) are subject to the applicable Beneficial Ownership Limitation. Excludes any ordinary shares that may be issuable in connection with an interest make-whole payment, if any, or a ratchet anti-dilution adjustment, if any, as these shares will be issuable solely as the result of actions or elections taken or made by the Company, and thus holders of the October Warrants and October Notes do not have the right to acquire beneficial ownership of such ordinary shares within 60 days of November 2, 2022. Morningside Technology Ventures Ltd., a British Virgin Islands exempted company (“Morningside”) owns MTVL and has the power to vote and dispose of such shares. Frances Anne Elizabeth Richard, Cheung Ka Ho, Jill Marie Franklin, and Peter Stuart Allenby Edwards are the directors of Morningside and share voting and dispositive power with respect to the securities held by Morningside and MTVL. Ms. Richard, Mr. Cheung, Ms. Franklin and Mr. Edwards each disclaim beneficial ownership of the securities owned directly by Morningside and MTVL. Cheng Yee Wing Betty and Wong See Wai are the managers of MTVL and share voting and dispositive power with respect to the securities held by MTVL. Ms. Cheng and Mr. Wong each disclaim beneficial ownership of the securities owned directly by MTVL. Morningside is ultimately wholly beneficially owned by a family trust established by Madam Chan Tan Ching Fen. The address of MTVL is 22nd Floor Hang Lung Centre, 2-20 Paterson Street Causeway Bay, Hong Kong.

(11)

Based on a Schedule 13G filed on June 13, 2022 by or on behalf of Wazee Street Opportunities Fund V LP, a Delaware limited partnership (“Fund V”) and other information provided by the beneficial owner. Consists of (i) May Warrants to purchase 11,595,547 ordinary shares at an exercise price of $2.80 per share, (ii) $7,254,000 principal amount of May Notes, which are convertible into 2,355,194 ordinary shares per the initial conversion price of $3.08 per ordinary share, (iii) the option to acquire $20,000,000 principal amount of Additional May Notes, which would be convertible into 6,493,506 ordinary shares per the initial conversion price of $3.08 per ordinary share, and Additional May Warrants to purchase 11,595,547 ordinary shares at an exercise price of $2.80 per share, which option is exercisable from May 27, 2022 until the date that is 12 months following the effective date of the registration statement relating to the ordinary shares underlying the Initial May Notes, (iv) October Warrants to purchase 29,271,494 ordinary shares at an exercise price of $1.1182 per shares, and (v) $20,162,790.85 principal amount of October Notes, which are convertible into 29,271,494 ordinary shares per the initial conversion price of $0.6888 per ordinary share. Each of (i) through (v) are subject to the Beneficial Ownership Limitations. Such ordinary shares that may be deemed to be beneficially owned by (i) Fund V; (ii) Wazee Street Capital Management LLC, a Delaware limited liability company (“Wazee Capital”), which serves as the investment manager to Fund V; and (iii) R. Michael Collins, the controlling member Wazee Capital (“Mr. Collins”). Excludes any ordinary shares that may be issuable in connection with an interest make-whole payment, if any, or a ratchet anti-dilution adjustment, if any, as these shares will be issuable solely as the result of actions or elections taken or made by the Company, and thus Fund V does not have the right to acquire beneficial ownership of such ordinary shares within 60 days of November 2, 2022. The address of the business office of Fund V, Wazee Capital and Mr. Collins is 8101 E Prentice Ave, Greenwood Village, CO 80111.

(12)

Based on a Schedule 13G filed on June 6, 2022 and other information provided by the beneficial owner. Consists of (i) May Warrants to purchase 8,696,662 ordinary shares at an exercise price of $2.80 per share, (ii) $5,440,000 principal amount of May Notes, which are convertible into 1,766,233 ordinary shares per the initial conversion price of $3.08 per ordinary share, (iii) the option to acquire $15,000,000 principal amount of Additional May Notes, which would be convertible into 4,870,128 ordinary shares per the initial conversion price of $3.08 per ordinary share, and Additional May Warrants to purchase 8,696,658 ordinary shares at an exercise price of $2.80 per share, which option is exercisable from May 27, 2022 until the date that is 12 months following the effective date of the registration statement relating to the ordinary shares underlying the Initial May Notes, (iv) October Warrants to purchase 21,954,363 ordinary shares at an exercise price of $1.1182 per shares, and (v) $15,122,604.79 principal amount of October Notes, which are convertible into 21,954,363 ordinary shares per the initial conversion price of $0.6888 per ordinary share. Each of (i) through (v) are subject to the Beneficial Ownership Limitation. Whitebox Advisors LLC is the investment manager of the holders of such May Warrants, such May Notes and such option to acquire such Additional Warrants and such Additional Notes and has the power to vote and dispose of such shares. Whitebox Advisors LLC is owned by the following members: Robert Vogel, Jacob Mercer, Nick Stukas, Brian Lutz, Paul Roos and Dyal Capital Partners II (A), a non-voting member (the “Whitebox Members”), and such individuals and entity disclaim beneficial ownership of the shares except to the extent of their respective direct or indirect economic interests in Whitebox Advisors LLC or the holders of such Warrants, such Notes and such options to acquire such Additional Warrants and such Additional Notes. Excludes any ordinary shares that may be issuable in connection with an interest make-whole payment, if any, or a ratchet anti-dilution adjustment, if any, as these shares will be issuable solely as the result of actions or elections taken or made by the Company, and thus the holders of such May Warrants and May Notes do not have the right to acquire beneficial ownership of such ordinary shares within 60 days of November 2, 2022. The address of Whitebox Advisors LLC is 3033 Excelsior Boulevard, Suite 500, Minneapolis, MN 55416.

Other Matters

The Board knows of no matters, other than those referred to in this Proxy Statement, which may properly come before the meeting or other matters incident to the conduct of the meeting. As to any item or proposal that may properly come before the meeting, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

By Order of the Board

Tom Adams

General Counsel and Secretary

Altrincham, United Kingdom

November 21, 2022

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET Go To: www.proxypush.com/RKLY • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

PHONE Call 1-866-425-1670 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online at www.proxydocs.com/RKLY

Rockley Photonics Holdings Limited

2022 Extraordinary General Meeting of Shareholders

For Shareholders of record as of November 15, 2022

TIME:	Tuesday, December 27, 2022 11:00 AM, Pacific Standard Time
PLACE:	Extraordinary General Meeting to be held live via the internet - Please visit
www.proxydocs.com/RKLY for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Richard Meier and Tom Adams (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Rockley Photonics Holdings Limited which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Rockley Photonics Holdings Limited

2022 Extraordinary General Meeting of Shareholders

Please mark your ballot like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON THE PROPOSAL

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
	FOR	AGAINST	ABSTAIN
1. The issuance of any ordinary shares issuable upon conversion of the Notes in excess of the Share Cap.	☐	☐	☐	FOR
	FOR	AGAINST	ABSTAIN
2. The authorization of the Board to effect one or more reverse stock splits of the Company’s ordinary shares at a ratio of not less than 1 for 15 and not more than 1 for 25.	☐	☐	☐	FOR

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date